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                                                 KRONOS INCORPORATED
                                    Exhibit 11 - Statement re Computation of Per
                                        Share Earnings (In thousands, except share and per share amounts)

                                                  Three Months Ended          Six Months Ended
                                                -----------------------   -----------------------
                                                 March 30,    April 1,     March 30,     April 1,
                                                   1996         1995         1996          1995
                                                ----------   ----------   ----------   ----------

Net income ..................................   $    2,365   $    1,572   $    4,516   $    2,677
                                                ==========   ==========   ==========   ==========


Net income per common share:
      Primary:
          Weighted average shares outstanding    8,019,061    7,796,088    7,984,979    7,763,423
          Common Stock equivalents ..........      300,439      304,532      315,601      291,404
                                                ----------   ----------   ----------   ----------
          Total .............................    8,319,500    8,100,620    8,300,580    8,054,826
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.28   $     0.19   $     0.54   $     0.33
                                                ==========   ==========   ==========   ==========


      Fully diluted:
          Weighted average shares outstanding    8,019,061    7,796,088    7,984,979    7,763,423
          Common Stock equivalents ..........      300,439      312,395      315,601      312,806
                                                ----------   ----------   ----------   ----------
          Total .............................    8,319,500    8,108,483    8,300,580    8,076,228
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.28   $     0.19   $     0.54   $     0.33
                                                ==========   ==========   ==========   ==========

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